Exhibit 99.1
UDR, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2007
(In thousands, except for share data)
(unaudited)

		Pro Forma
	Historical (a)	Adjustments		Pro Forma
ASSETS

Real estate owned:
Real estate held for investment	$4,131,881	$—		$4,131,881
Less: accumulated depreciation	(822,831)	—		(822,831)

	3,309,050	—		3,309,050
Real estate under development (net of accumulated depreciation of $963)	345,037	—		345,037
Real estate held for disposition (net of accumulated depreciation of $547,965 (historical) and $9,767 (pro forma))	926,695	(885,544	)(b)	41,151

Total real estate owned, net of accumulated depreciation	4,580,782	(885,544)		3,695,238
Cash and cash equivalents	3,219	1,141,088	(c)	1,144,307
Restricted cash	6,295	—		6,295
Deferred financing costs, net	34,136	—		34,136
Notes receivable	12,655	200,000	(c)	212,655
Investment in unconsolidated joint ventures	48,264	—		48,264
Funds held in escrow from IRC Section 1031 exchanges pending the acquisition of real estate	56,217	—		56,217
Other assets	45,428	—		45,428
Other assets — real estate held for disposition	14,125	(3,552	)(b)	10,573

Total assets	$4,801,121	$451,992		$5,253,113

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$910,611	$187,913	(d)	$1,098,524
Secured debt — real estate held for disposition	227,325	(227,325	)(b)	—
Unsecured debt	2,364,740	(309,500	)(c)	2,055,240
Real estate taxes payable	8,808	—		8,808
Accrued interest payable	27,999	—		27,999
Security deposits and prepaid rent	21,897	—		21,897
Distributions payable	49,152	—		49,152
Deferred gains on the sale of depreciable property	28,690	—		28,690
Accounts payable, accrued expenses, and other liabilities	51,512	—		51,512
Other liabilities — real estate held for disposition	28,945	(27,914	)(b)	1,031

Total liabilities	3,719,679	(376,826)		3,342,853

Minority interests	62,049	57,454	(e)	119,503

Stockholders’ equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares 8.00% Series E Cumulative Convertible issued and outstanding	46,571	—		46,571
5,400,000 shares 6.75% Series G Cumulative Redeemable issued and outstanding	135,000	—		135,000
Common stock, $0.01 par value; 250,000,000 shares authorized
133,317,706 shares issued and outstanding	1,333	—		1,333
Additional paid-in capital	1,620,541	—		1,620,541
Distributions in excess of net income	(783,238)	771,364	(f)	(11,874)
Accumulated other comprehensive loss	(814)	—		(814)

Total stockholders’ equity	1,019,393	771,364		1,790,757

Total liabilities and stockholders’ equity	$4,801,121	$451,992		$5,253,113

See accompanying notes to pro forma consolidated financial statements.

UDR, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2007
(In thousands, except per share data)
(unaudited)

		Pro Forma
	Historical (g)	Adjustments		Pro Forma

REVENUES
Rental income	$497,474	$—		$497,474
Non-property income:
Other income	2,720	15,000	(h)	17,720

	2,720	15,000		17,720

Total revenues	500,194	15,000		515,194

EXPENSES
Rental expenses:
Real estate taxes and insurance	57,875	—		57,875
Personnel	42,462	—		42,462
Utilities	25,765	—		25,765
Repair and maintenance	27,041	—		27,041
Administrative and marketing	12,894	—		12,894
Property management	20,317	—		20,317
Other operating expenses	1,442	—		1,442
Real estate depreciation and amortization	191,342	—		191,342
Interest	174,677	(7,628	)(i)	167,049
General and administrative	39,566	(1,324	)(j)	38,242
Severance costs and other restructuring charges	4,333	—		4,333
Other depreciation and amortization	3,076	—		3,076

Total expenses	600,790	(8,952)		591,838

Loss before minority interests and discontinued operations	(100,596)	23,952		(76,644)
Minority interests of outside partnerships	(151)	—		(151)
Minority interests of unitholders in operating partnerships	167	(1,300	)(k)	(1,133)
Net gain on the sale of depreciable property to a joint venture	113,799	—		113,799

Income before discontinued operations, net of minority interests	13,219	22,652		35,871
Income from discontinued operations, net of minority interests	208,130	(65,019	)(l)	143,111

Net income	221,349	(42,367)		178,982
Distributions to preferred stockholders — Series B	(4,819)	—		(4,819)
Distributions to preferred stockholders — Series E (Convertible)	(3,726)	—		(3,726)
Distributions to preferred stockholders — Series G	(5,366)	—		(5,366)
Premium on preferred stock repurchases	(2,261)	—		(2,261)

Net income available to common stockholders	$205,177	$(42,367)		$162,810

Earnings per common share — basic:
Income/(loss) from continuing operations available to common stockholders, net of minority interests	$(0.02)			$0.14
Income from discontinued operations, net of minority interests	$1.55			$1.07
Net income available to common stockholders	$1.53			$1.21

Earnings per common share — diluted:
Income/(loss) from continuing operations available to common stockholders, net of minority interests	$(0.02)			$0.15
Income from discontinued operations, net of minority interests	$1.55			$1.06
Net income available to common stockholders	$1.53			$1.21

Weighted average number of common shares outstanding — basic	134,016			134,016
Weighted average number of common shares outstanding — diluted	134,016			134,792 (m)
See accompanying notes to pro forma consolidated financial statements.

UDR, INC.
Notes to Pro Forma Consolidated Financial Statements
Note 1. Presentation
     On March 3, 2008, UDR, Inc. (the “Company”), and certain of its subsidiaries and controlled affiliates (collectively, the “Sellers”), completed the sale of 84 of the 86 multi-family apartment communities (the “Portfolio Properties”) located in Arkansas, Delaware, Florida, North Carolina, Ohio, Oregon, South Carolina, Tennessee, Texas, Virginia and Washington, to DRA Fund VI LLC (the “Buyer”), pursuant to an Agreement of Purchase and Sale (the “Purchase and Sale Agreement”) dated January 23, 2008 by and between the Sellers and the Buyer. The closing of the sale of the remaining two assets is expected to occur in the second quarter of 2008. As consideration for the sale of the 84 Portfolio Properties pursuant to the Purchase and Sale Agreement, the Company received cash proceeds of approximately $1.47 billion and a note in the amount of $200 million. The note matures on the same date as the Buyer’s senior financing, may be pre-paid fourteen months from the date of the note, bears interest at a fixed rate of 7.5% per annum and is secured by a pledge and security agreement and a guarantee. The Company will receive an additional $35.4 million upon the closing of the sale of the two remaining Portfolio Properties pursuant to the Purchase and Sale Agreement.
     The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2007 presents our historical amounts, adjusted for the effects of the sale of all of the Portfolio Properties, as if such sale had occurred on December 31, 2007. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 present our historical amounts, adjusted for the effects of the sale of all of the Portfolio Properties, as if such sale had occurred on January 1, 2007. The accompanying unaudited consolidated pro forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on
Form 10-K for the year ended December 31, 2007. The accompanying unaudited pro forma consolidated financial statements and related notes are provided for information purposes only and do not purport to be indicative of results which may be expected to occur in the future or which would have actually been obtained had the sale of the Portfolio Properties been completed on the date indicated.
Note 2. Pro Forma Consolidated Financial Statement Notes
(a)	Reflects the consolidated historical balance sheet as of December 31, 2007, as contained in the historical consolidated financial statements and notes thereto presented in our Annual Report on Form 10-K for the year ended December 31, 2007.

(b)	Represents the assets and liabilities of the Portfolio Properties at December 31, 2007.

(c)	Represents the application of the proceeds received from the disposition as of December 31, 2007:

(dollars in thousands)
Gross Proceeds	$1,700,000
Note receivable	(200,000)
Assumed pay down of credit facility	(309,500)
Assumed pay down of secured debt	(39,412)
Estimated transaction costs	(10,000)

Pro forma adjustment to cash	$1,141,088

(d)	Represents the substitution of assets in the secured credit facilities.

(e)	Represents the pro forma allocation to the minority interest unitholders.

(f)	Represents adjustments to reflect the effects of the sale of the Portfolio Properties, net of the impact of the minority interest.

(g)	Reflects the consolidated historical income statement for the year ended December 31, 2007, as contained in the historical consolidated financial statements and notes thereto presented in our Annual Report on Form 10-K for the year ended December 31, 2007.

(h)	Represents the pro forma interest income on the $200 million note receivable assuming the transaction occurred on January 1, 2007:

(dollars in thousands)	2007
Note receivable	$200,000
Interest rate on note receivable	7.5%

Pro forma adjustment to interest income	$15,000

(i)	Represents the pro forma adjustment to interest expense assuming the pay down of debt as of January 1, 2007:

(dollars in thousands)
Pro forma debt pay down with disposition proceeds	$127,137
Weighted average interest rate	6.0%

Pro forma adjustment to interest expense	$7,628

(j)	Represents an adjustment to compensation expense for non-property level employees whose positions were eliminated due to the portfolio sale.

(k)	Reflects the adjustment to minority interest to reflect the effects of the income statement adjustments.

(l)	Reflects the property level revenues and expenses of the Portfolio Properties for the twelve months ended December 31, 2007.

(m)	Includes the effect of stock options and other potentially dilutive common stock equivalents, which were anti-dilutive for the historical results.